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                                                                 Exhibit 10.1(h)


STANDARD COMMERCIAL LEASE AGREEMENT       PLYMOUTH BUSINESS CENTER - PHASE 5
(REV.- 6/85)                              3500 Annapolis Lane #30
                                          Approximately 22,719 sq. ft. office
                                          Approximately 51,260 sq. ft. warehouse
                                          Approximately 73,979 sq. ft. total

                                 LEASE AGREEMENT

THIS LEASE AGREEMENT is between St. Paul Properties, Inc. (a Delaware corporation) ("Landlord"), and Sauer Sundstrand Co. (a Delaware corporation) ("Tenant").

                                   WITNESSETH:

      1. Premises and Term. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within the Country of Hennepin, State of Minnesota, as shown outlined in red in the plan attached hereto as EXHIBIT A (the "Premises"), which is located in a building or buildings (collectively, the "Building") situated on the real property described on EXHIBIT B attached hereto (the "Property") and incorporated herein by reference, together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way pertaining to the leased premises.

      TO HAVE AND TO HOLD the same for a term commencing on the "commencement date", as hereinafter defined, and ending 60 months thereafter, provided, however, that in the event the "commencement date" is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the "commencement date".

      [See Rider, Article 28]


      The "commencement date" shall be the date upon which the Premises have been substantially completed in accordance with the Plans and Specifications described on EXHIBIT C attached hereto. Landlord shall notify Tenant in writing as soon as Landlord deems the Premises to be completed and ready for occupancy. In the event that the Premises are not substantially completed in accordance with such Plans and Specifications, Tenant shall notify Landlord in writing of its objections within five (5) days after Tenant receives such notice. Landlord shall have a reasonable time after delivery of Tenant's notice in which to take such corrective action as may be necessary and shall notify Tenant in writing as soon as it deems such corrective action has been completed so that the Premises are completed and ready for occupancy. Taking of possession by Tenant shall be deemed conclusively to establish that the Premises have been completed in accordance with the Plans and Specifications and that the Premises are in good and satisfactory condition, as of when possession was so taken, except for those uncompleted items set forth in writing by Tenant prior to such taking of possession. Tenant acknowledges that no representations as to the condition of the Premises or the Building have been made by Landlord, unless such are expressly set forth in this lease. On or before such "commencement date" Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, on Landlord's standard form. In the event of any dispute as to when or whether the work performed or required to be performed by Landlord has been substantially completed, the certificate of Landlord's architect or a certificate of occupancy issued by the local governmental authority permitting occupancy of the Premises shall be conclusive evidence of such completion, except for Tenant's miscellaneous punch list items, effective on the date of the delivery of any such certificate to Tenant.


2. Base Rent and Security Deposit.


      A. Tenant agrees to pay to Landlord base rent for the Premises, in advance, without demand, deductions or set off, for the entire term hereof at the rate of [see Rider, Article 27] Dollars ($ see Rider, Article 27) per month, in advance, except that the monthly installment which otherwise shall be due on the commencement date shall be due and payable on the date hereof. Thereafter one such monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the commencement date during the term hereof, except that the rental payment for any fractional calendar month at the commencement or end of the lease period shall be prorated.


      3. Use. The premises shall be used only for the purpose of receiving, storing, light manufacturing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles, garbage containers and outdoor furniture are prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisance in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building or unreasonably interfere with their use of their premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle on the Premises any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance on the Building or the Property void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord for the Building is caused by Tenant's use and occupancy of the Premises, then Tenant shall pay to Landlord as additional rent the amount of such increase.

      4. Operating Costs.

      A. Upon demand, Tenant shall pay to Landlord, as additional rent during the term hereof, Tenant's proportionate share of Operating Costs, as hereinafter defined, calculated on the basis of the ratio set forth in Paragraph 4E.

      As used in this lease, the term "Operating Costs" shall mean any and all expenses, costs and disbursements of any kind and nature whatsoever incurred by Landlord in connection with the ownership, management, maintenance, operation and repair of the Property or the Building which Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such Operating Costs were incurred). Operating Costs shall include, without limitation, the costs of maintenance, repairs, and replacements to the Building including roof, walls, downspouts, gutters, painting, and sprinkler systems; the costs of maintaining and repairing parking lots, parking structures and easements; and any utility repairs outside or up to the building, property management fees, salaries, fringe benefits and related costs


                                             Landlord:
                                                      --------------------------


                                             Tenant:
                                                    ----------------------------
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payable to employees of Landlord whose duties are connected with the Property;
insurance costs, all heating and air conditioning costs, electricity, sewer and water and other utility costs not separately metered to tenants, landscape maintenance, trash and snow removal, taxes, as defined in Paragraph 4F, and costs and expenses incurred by Landlord in protesting any assessments, levies, or the tax rate, provided, however, that Operating Costs shall not include the following: (i) costs of alterations of any tenant's premises; (ii) costs of curing construction defects; (iii) depreciation; (iv) interest and principal payments on mortgages, and other debts costs; (v) real estate brokers' leasing commissions or compensation; (vi) any cost of expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; and (vii) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant hereunder. Notwithstanding anything contained herein to the contrary, depreciation of any structural repairs or replacements to the Building, or of any capital improvements made after the date of this lease which are intended to reduce Operating Costs or any capital improvements which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, shall be included in Operating Costs. The useful life of any such improvements, structural repairs or replacement shall be reasonably determined by Landlord. In addition, interest on the undepreciated cost of any such improvement, structural repairs and replacement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs.

      B. Promptly after the commencement of this lease and during December of each year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under Paragraph 4A for the ensuing calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent one/twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the month after the month in which such notice is given. If at any time it appears to Landlord that the amounts payable under Paragraph 4A for the then current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

      Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a summary of the total Operating Costs for the previous calendar year and Tenant's proportionate share thereof. If such summary shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant. If such summary shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent, within thirty (30) days after delivery of the summary.

      C. Tenant or its representatives shall have the right to examine Landlord's books and records of Operating Costs during normal business hours within twenty (20) days following the furnishing of the summary to Tenant. Unless Tenant takes written exception to any item within thirty (30) days following the furnishing of the summary to Tenant (which item shall be paid in any event), such summary shall be considered as final and accepted by Tenant.

      D. If Landlord selects the accrual accounting method rather than the cash accounting method for operating expense purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued.

      E. For purposes hereof the Premises total 73,979 square feet. The building totals 124,214* square feet. Tenant's "proportionate share" of 59.56% is arrived at by dividing 73,979 into 124,214.

      F. Landlord agrees to pay before they become delinquent all taxes, installments of special assessments and governmental charges of any kind and nature whatsoever (herein collectively referred to as "taxes") lawfully due and payable with respect to the Building and the Property.

      G. If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Property, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.


      5. Landlord's Responsibilities. Landlord shall maintain in good repair, reasonable wear and tear and any casualty covered by the provisions of Paragraph 12A excepted, all parts of the Building, other than tenants' premises, making all necessary repairs and replacements, whether ordinary or extraordinary, structural or nonstructural, including roof, foundation, walls, downspouts, gutters, sprinkler system; regularly mow any grass, remove weeds and perform general landscape maintenance; and maintain and repair the parking lot and driveway areas. Tenant shall immediately give Landlord written notice of any defect or need for repairs after which Landlord shall have a reasonable opportunity to repair the same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries.


      6. Tenant's Responsibilities.

      A. Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except as provided in Paragraph 5) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special entry, interior walls and finish work, floors and floor covering, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination, regular removal or trash and debris and keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to Paragraph 12A, except that Tenant shall be obligated to repair all wind damage to glass unless caused by a tornado.

      B. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

      C. Tenant and its employees, customers and licensees shall have the nonexclusive right to use, in common with the other parties occupying the Building, common parking areas, if any, (exclusive of any parking or work load areas designated or to be designated by Landlord for the exclusive use of Tenant or other tenants occupying or to be occupying other portions of the Building), driveways and alleys adjacent to the Building, subject to such reasonable rules and regulations as Landlord may from time to time prescribe.

      E. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within sixty (60) days of the date Tenant takes possession of the Premises.

      F. Tenant shall upon demand by Landlord, pay, as additional rent, the cost and expense of repairing any damage to the Premises resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the property as a result of Tenant's business activities or caused by Tenant's default hereunder to the extent the cost of repairing such damage is not reimbursed by the insurance to be maintained by Landlord under Paragraph 12A.


      7. Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the Building and without overloading or damaging such Building, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. Prior to commencing any such alterations, additions or improvements Tenant shall provide such assurances to Landlord, including but not limited to waivers of lien, surety company performance and payment bonds and personal guaranties of persons of substance, as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from mechanics', laborers', materialmen's or other liens. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this lease and Tenant shall remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this



                                             Landlord:
                                                      --------------------------


                                             Tenant:
                                                    ----------------------------

* It being understood and agreed that the "Building" is in Phase 5 of the project known as Plymouth Business Center and consists of two buildings which have an aggregate rentable square footage of 124,214.

lease or upon earlier vacating of the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed by Tenant by the date of termination of this lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good workmanlike manner and shall not damage the primary structure or structural qualities of the Building.


      8. Signs/Window Coverings. Tenant shall not, without the prior written consent of Landlord, install or affix any window coverings, blinds, draperies, signs, window or door lettering or advertising media of any type on the Property, the Building or in or on the Premises which are visible from the exterior of the Building. Any permitted signs shall be subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove any permitted signs and windows and window coverings upon the termination of this lease. Any such installations and removals shall be made in such manner as to avoid injury or defacement of the Building and other improvements, and Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation and/or removal.


      9. Inspection. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease provided Landlord and his agents and representatives shall use every reasonable effort not to interfere with the business of Tenant, except in an emergency when no notice shall be required. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time and with reasonable notice for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.


      10. Utilities. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer and sprinkler charges and other utilities and services separately metered for the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and shall furnish and install all replacement electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.


11. Assignment and Subletting.


      A. Tenant shall not have the right to assign or pledge this lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this lease. Upon the occurrence of an "event of default" by Tenant (as hereafter defined), if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations hereunder.



      If Landlord grants its consent to any sublease or assignment, Tenant shall pay Landlord as additional base rent, one hundred percent (100%) of any rent (together with escalation) payable to Tenant under the sublease or assignment, over the base rent payable hereunder plus Tenant's share of Operating Costs. If Landlord grants its consent to any sublease or assignment, Tenant shall pay all of the attorney's fees of Landlord incurred with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this lease, such options shall not be available to any subtenant or assignee, directly or indirectly.



      Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant.


      B. In addition, but not in limitation of, Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate the lease, or in the case of the proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord's receipt of Tenant's written notice as required above. If this lease shall be terminated with respect to the entire Premises pursuant to this subparagraph, the term of this lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this lease for the expiration of the term hereof. If Landlord recaptures only a portion of the Premises under this subparagraph, the rent during the unexpired term shall abate proportionately based on the rent contained in this lease as of the date immediately prior to such recapture.

      12. Fire and Casualty Damage.


      A. Landlord agrees to maintain standard fire and extended coverage insurance covering the Building in an amount not less than 80% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of fire, lightning and extended coverage, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the Building is situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of Paragraphs 12C, 12D and 12E, such insurance shall be for the sole benefit of Landlord and under its sole control.


      B. If the Building should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

      C. If the Building should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage


      D. If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 12A, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage (except that Landlord may elect not to rebuild if such damage occurs during the last year of the lease term), this lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partition, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage (unless any such delay is due to changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, in which event such period shall be extended for the amount of time Landlord is so delayed), Tenant may at its option, upon thirty (30) days prior written notice, terminate this lease as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.


      E. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate. [See Rider Article 32]


                                             Landlord:
                                                      --------------------------


                                             Tenant:
                                                    ----------------------------

      F. Anything in this lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building or personal property (building contents) within the Building, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees, but only to the extent of the insurance proceeds payable under the policies of insurance covering the Property.

      13. Liability. Landlord shall not be liable for and Tenant will indemnify and hold Landlord harmless from any loss, liability, claims, suits, costs and expenses, including attorney's fees, arising out of any claim of injury or damage on or about the Premises caused by the negligence or misconduct or breach of this lease by Tenant, its employees, subtenants or invitees or arising out of Tenant's use of the Premises or the Property or other work done by Tenant in or on the Premises or the Property. Landlord shall not be liable to Tenant or Tenant's agents, employees or invitees for any damage to persons or property due to any condition, design, or defect in the Building or its mechanical systems which may exist or occur, or due to any leakage or of damages from gas, oil, water, steam, smoke or electricity or due to any other cause whatsoever and Tenant assumes all risks of damage to such persons or property. Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond control of Landlord, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's willful acts or gross negligence.


      14. Insurance. Tenant shall maintain throughout the term of this lease a policy of insurance, in form and substance satisfactory to Landlord, at Tenant's sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability assumed under this lease; with a combined single limit of not less than $1,000,000 per occurrence in respect of injury to persons (including death) and in the amount of not less than $250,000 per occurrence in respect of property damage or destruction, including loss of use thereof. Such policy shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Evidence of such policy, together with a certificate of insurance of the premium, shall be delivered to Landlord prior to the commencement date. Not less than thirty (30) days prior to the expiration date of such policy, a certified copy of a renewal thereof (bearing notations evidencing the payment of the renewal premium) shall be delivered to Landlord. Such policy further provide that not less than thirty (30) days' written notice shall be given to Landlord before such policy may be cancelled or changed to reduce the insurance coverage provided thereby.


      15. Condemnation.

      A. If the whole or any subtantial part of the Building is taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or the Building for the purpose of which they are being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease effective when the physical taking of the Property shall occur.

      B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinace or regulation, or by right or eminent domain, or private purchase in lieu thereof, and this lease is not terminated as provided in the subparagraph above, this lease shall not terminate but the rent payably hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

      C. In the event of any such taking or private purchase on lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings, provided that Tenant shall not be entitled to receive any award for Tenant's loss of its leasehold interest or other property which would have become the property of Landlord upon termination of this Lease; the right to such award being hereby assigned to Landlord.


      16. Holding Over. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the lease premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) renewal of this lease for one year, and from year to year thereafter, or (ii) creation of a month tenancy, upon the terms and conditions set forth in this lease, or (iii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this lease; provided, however, that the monthly rental (or daily rental under (iii) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to one & one-half times the rental being paid monthly to Landlord under this lease immediately prior to such termination (prorated in the case of (iii) on the basis of a 365 day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the leased premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tendancy operate as a waiver of the right to terminate this lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.


      17. Quiet Enjoyment. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and emcumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease.

      18. Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:


            (a) Tenant shall fail to pay any installments of the base rent, additional rent, Operating Costs, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due. See Rider
      Article 33


            (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

            (c) Tenant shall file a petition under any section or chapter of the federal bankruptcy laws, or under any similar law or statue of the United States or any State thereof, whether now or hereafter in effect, or an order for relief shall be entered against Tenant in any such bankruptcy or insolvency proceedings filed against Tenant thereunder or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

            (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

            (e) Tenant shall generally not pay its debts as such debts become due.

            (f) Tenant shall vacate all or a substantial portion of the Premises, whether or not Tenant is in default of the payments due under this lease.

            (g) Tenant shall fail to discharge any lien placed upon the premises in violation of Paragraph 23 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

            (h) Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 18) , and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

      19. Remedies. Upon the occurrence of any such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever:

            (a) Landlord may, at its election, terminate this lease or terminate Tenant's right to possession only, without terminating the lease;

            (b) Upon any termination of this lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of this lease, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord's former


                                                   Landlord:
                                                            --------------------


                                                   Tenant:
                                                          ----------------------
      estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to alter all locks and other security devices at the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law;

            (c) Upon any termination of this lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of (i) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the term hereof, less the fair rental value of the Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subparagraph (d) relating to recovery of the Premises, preparation for reletting and for reletting itself), which the parties agree shall in no event exceed 60% of the then present value of the rent for the period and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant;

            (d) (i) Upon any termination of Tenant's right to possession only without termination of the lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph
      (b) above, without such entry and possession terminating the lease or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, hereunder for the full term. In any such case Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of the rent, including any amounts treated as additional rent hereunder, for the residue of the stated term hereof plus any other sums provided herein to be paid by Tenant for the remainder of the lease term;


            (ii) Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Premises as part of a larger area and the right to change the character or use made of the Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting including, without limitation, any broker's commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this lease for the remaining term hereof, together with the costs of repairs, alterations, additions, redecorating. and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorney's fees and broker's commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this subparagraph from time to time;



            (e) Landlord may, at Landlord's option, enter into and upon the Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligation under this lease;


            (f) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's options be deemed conveyed by Tenant to Landlord under this lease as by a bill of sale without further payment or credit by Landlord to Tenant.


      In the event Tenant fails to pay any installment of rent, including any amount treated as additional rent hereunder, or other sums hereunder within fifteen (15) days of such date as such installment or other charge is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment or other charge overdue in any month and five percent (5%) each month thereafter until paid in full to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be additional rent hereunder and the failure to pay such late charge within twenty (20) days after demand therefor shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.



      Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this lease or an acceptance of the surrender of the Premises, and no agreement to terminate this lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred.



      21. Mortgages. Tenant accepts this lease subject and subordinate to any mortgage(s) now or at any time hereafter constituting a lien or charge upon the Property or the Premises; provided, however, that if the holder of any such mortgage elects to have Tenant's interest in this lease superior to any such instrument, then by notice to Tenant from such holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage.



      22. Landlord's Default. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Premises and not thereafter.


                                                   Landlord:
                                                            --------------------


                                                   Tenant:
                                                          ----------------------

      23. Mechanic's Liens and Personal Property Taxes.

      A. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Building or the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Building or the Premises or under the terms of this lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Building or the Premises.

      B. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's properly is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

      24. Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

            (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

            (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

            (c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice in accordance herewith:

      Landlord:                                         Tenant:
St. Paul Properties, Inc.                       Sauer Sundstrand Co.
385 Washington Street                           3500 Annapolis Lane #30
St. Paul, MN 55103                              Plymouth, MN 55447
Attn: Mr. R. William Inserra                    Attn: Tim Kramer

With a copy to:                                 With a copy to:
United Properties
3500 West 80th Street #200
Bloomington MN 55431
Attn: Vice President, Property Mgmt.


      If and when included within the tern "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.


      25. Miscellaneous.

      A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.


      B. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this lease. The term "Landlord" shall mean only the owner, at any time of the Premises, and in the event of the transfer by such owner of its interest in the Premises, Landlord's grantee or Landlord's successor shall upon such transfer become "Landlord" hereunder, thereby freeing and relieving the grantor or assignor of all covenants and obligations of "Landlord" hereunder; but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner's ownership; provided, however, that no successor Landlord shall be responsible for the return of any security deposit provided for pursuant to Paragraph 2B unless such successor receives the deposit. Tenant agrees to furnish promptly upon demand a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this lease. Nothing herein contained shall give any other tenant in the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein.



      C. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.



      D. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee an estoppel certificate in a form designated by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this lease.


      E. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

      F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term hereof, Tenant shall pay to Landlord the amount as estimated by Landlord, necessary (i) to repair and restore the Premises as provided herein; and (ii) to discharge Tenant's obligation for Operating Costs or other amounts due Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any security deposit held by Landlord shall be credited against the amount payable by tenant under this subparagraph.

      G. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

      H. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than Jeff Minea of Welsh Companies, Inc., and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.


                                                   Landlord:
                                                            --------------------


                                                   Tenant:
                                                          ----------------------

      I. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid, or enforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such illegal, invalid, or enforceable clause or provision as may be possible and be legal, valid and enforceable.

      J. Because the Premises are on the open market and are presently being shown, this lease shall be treated as an offer and shall not be valid or binding unless and until accepted by Landlord in writing.

      26. Additional Provisions. See the attached Rider for additional provisions which are a part of this lease.

DATED: ______________, 19 _________

                            LANDLORD:
                            ST. PAUL PROPERTIES, INC. (A DELAWARE CORPORATION)


                            By /s/ R. William Inserra
                              --------------------------------------------------
                                   R. William Inserra
                                   Its Vice President

                            TENANT:

                            SAUER SUNDSTRAND CO. (A DELAWARE CORPORATION)


                            By /s/ Timothy E. Kramer
                              --------------------------------------------------
                                   Timothy E. Kramer
                                   Its Director

                                 RIDER TO LEASE
                                 by and between
         ST. PAUL PROPERTIES, INC. (a Delaware corporation), as LANDLORD
                                       and
            SAUER SUNDSTRAND CO. (a Delaware corporation), as TENANT

      THIS RIDER TO LEASE ("Rider") dated September 17, 1997, by and between St. Paul Properties. Inc. and Sauer Sundstrand Co. The Lease is modified and supplemented by this Rider. Wherever there exists a conflict between the Lease and the provisions of this Rider, the provisions of this Rider shall control. Except as otherwise designated herein, capitalized terms shall be defined in the manner set forth in the Lease.

27. Base Rent and Security Deposit. The following is substituted for Paragraph 2.A. of the Lease:

      A. Tenant agrees to pay to Landlord base rent for the Premises, in advance, without demand, deduction or set off, for the entire term hereof at the rate of:

            (a) $36,262.00 per month, for the period commencing on the commencement date and ending on the last day of the thirty-sixth full calendar month thereafter.

            (b) $39,714.00 per month, for the period commencing on the first day of the thirty-seventh full calendar month after the commencement date and ending on the last day of the sixtieth full calendar month thereafter.

      excepting that the monthly installment which otherwise shall be due on the commencement date shall be due and payable on the date hereof. Thereafter, one such monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the commencement date during the term hereof, except that the rental payment for any fractional calendar month at the commencement of the lease period shall be prorated.

28. Commencement Date. The early occupancy commencement dale shall be the earlier of January 23, 1998 or from the date a Certificate of Occupancy is issued for the premises by the City of Plymouth. The first thirty (30) days after the early occupancy commencement date shall be free of base rent and additional rent charges and is intended for Tenant's move-in and set-up requirements. Upon expiration of the first thirty (30) days, the Lease shall commence for a period of sixty (60) months (the "Commencement Date").

29.   Right to Renew Lease. The following is added as Paragraph 29 to the Lease:

      Landlord hereby grants to Tenant one five (5) year option to renew the Lease as to the Premises, upon the terms and conditions of this Paragraph 29, if:

      (a)   Tenant is not in default under this Lease: and

      (b) Tenant gives Landlord written notice of the exercise of the renewal of this Lease not earlier than the fourth anniversary of the commencement date and not later than nine (9) months prior to the end of the lease term (the "Renewal Notice of Exercise"), time being of the essence. Tenant's failure to notify landlord of its intent to exercise the option to renew the lease term granted herein on or before the date specified in this subparagraph (b) for such renewal shall be deemed a waiver of Tenant's right to exercise its option to renew.

      If Tenant elects to renew this Lease under this Paragraph 29, the following terms and conditions shall apply:

      (a) the renewal term in question shall commence upon the expiration of the initial term and continue thereafter for a period of five (5) years;

      (b) base rent for the Premises for the extension term shall be Market Rent (as defined in Paragraph 30 of this Lease); and

      (c) all of the other terms and conditions contained in this Lease, as it may have been amended from time to time, shall be as set out in this Lease, it being understood that there shall be no rights of renewal or extension except as provided in this Paragraph 29.


      Within fifteen (15) days after request thereof from Landlord, Tenant shall execute and deliver to Landlord those instruments which Landlord may request to evidence the extension described in this Paragraph 29. The rights of tenant under this Paragraph 29 shall not be severed from this Lease or separately sold, assigned, or otherwise transferred, and shall expire on the expiration or earlier termination of this Lease. Notwithstanding the foregoing, the renewal option contemplated by this Paragraph 29 shall automatically terminate and become null and void and of no further force and effect upon the earlier to occur of (i) the expiration or termination of this Lease, or (ii) the termination of the Tenant's rights to possession of the Premises. The right contemplated by this Paragraph shall not survive the expiration or termination of this Lease, and shall not be available to any assignee, subleesee or successor to Tenant's interests hereunder.

Rider to Lease
Page 2

30.   Market Rent. The following is added as Paragraph 30 to the Lease.

      "Market Rent" means the amount of base rent, which may or may not include concessions, improvements and other matters (exclusive of Operating Costs) which Landlord would receive by then renting similar space (including similar square footage) for premises in the project in which the Building is located. Within forty-five (45) days after Tenant exercises its right to renew the term pursuant to Paragraph 29, Landlord shall give Tenant notice of Market Rent for the extension term (the "Market Rent Notice"). If Tenant does not agree with Landlord's determination of Market Rent as set forth in the Market Rent Notice, Tenant shall so notify Landlord ("Tenant's Notice"), which Tenant's Notice shall be deemed a recession of Tenant's Renewal Notice of Exercise and, in such case, the term of the Lease shall end on the date set forth in Paragraph 1 of the Lease, in accordance with all other terms and conditions of this Lease. Tenant's failure to give Tenant's Notice shall be deemed an acceptance of Landlord's determination of Market Rent, and the term shall be deemed extended pursuant to the Renewal Notice of Exercise.

31.   Hazardous Waste. The following is added as a new Paragraph 31 to the
      Lease:


      The term "Hazardous Substances", as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Material") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If, at any time during or after the term of the lease the Premises is found to be so contaminated or subject to said conditions solely by Tenant, its agents, employees or invitees, Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease.


32.   Fire and Casualty Damage.

      Such right of termination by the Landlord shall apply only in cases where a substantial portion of the Premises has been destroyed and it is impractical to rebuild. Landlord's property insurance for the building and Premises shall provide full and complete satisfaction to Landlord in the event of damage, loss or destruction of the building and Premises due to any peril.

33.   Monetary Default.

      In the event Tenant is late in its payment of rent or other monetary obligations once in any given calendar year, Landlord shall notify Tenant in writing and Tenant shall have ten (10) days from the date of Landlord's notice to cure or Tenant shall be in default as provided in Article 18 herein.

34.   Tenant's Obligation to Restore and Maintain "Exterior Test Area".

      Tenant is modifying the exterior of the building by altering the existing curb, lawn, plantings and asphalt area and installation of a water tank as shown on the plans as noted on Schedule 1 herein (the "Exterior Test Area").

      On or before the expiration date of the Lease, Tenant agrees to restore the exterior of the Building to its original condition as shown on Exhibit "E" at Tenant's sole cost and expense. Tenant also agrees to remove any equipment related to its closed-loop water cooling system and to cap any water lines in the ceiling.

      Tenant further agrees to maintain the Exterior Test Area during the term of the Lease, at Tenant's sole cost and expense.

35.   Termination of Existing Lease.

      Landlord's predecessor in interest, Gopher I, and Tenant's predecessor interest, Sundstrand Corporation, entered into that certain Lease Agreement dated March 5, 1983, as the same has been amended and extended (the "Existing Lease"). Landlord has succeeded to the interest of Gopher I and Tenant has succeeded to the Interest of Sundstrand Corporation in the Existing Lease. Landlord and Tenant agree

Rider to Lease
Page 2


      that, notwithstanding any term or provision of the Existing Lease to the contrary, the Existing Lease shall be deemed to be terminated as of the day preceding the Commencement Date of this Lease; provided, however, that Tenant shall continue to pay base rent and operating costs under the Existing Lease through such date; and provided further that after the termination thereof, Tenant shall remain liable for all of its obligations under the Existing Lease accruing prior to said termination date. On the date of termination the Existing Lease, Tenant shall surrender the leased premises demised by the Existing Lease in the condition required therein.


                                             Landlord:
                                             ST. PAUL PROPERTIES, INC.
                                             (a Delaware corporation)


                                             By: /s/ R. William Inserra
                                                --------------------------------
                                                  R. William Inserra
                                             Its: Vice President

                                             Tenant:
                                             SAUER SUNDSTRAND CO.
                                             (a Delaware corporation)


                                             By: /s/ Timothy E. Kramer
                                                --------------------------------
                                                  Timothy E. Kramer
                                             Its: Director

                                   EXHIBIT "A"

                               [SITE PLAN OMITTED]

                                   EXHIBIT "B"

             Lot 1, Block 1, Plymouth Business Center, 5th Addition

                                    EXHIBIT C

                              WORK LETTER AGREEMENT

                            [Landlord Performs Work]
                                   [Allowance]

      This Work Agreement ("Work Letter") is executed simultaneously with that certain Lease Agreement (the "Lease") between SAUER SUNDSTRAND CO. as "Tenant" and ST. PAUL PROPERTIES. INC., a Delaware corporation, as "Landlord," relating to certain demised premises numbered as Suite 30 ("Premises") at that certain building having a street address of 3500 Annapolis Lane, Plymouth, Minnesota (the "Building"), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

      For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:


      1. Tenant's Initial Plans; the Work. Tenant desires Landlord to perform certain leasehold improvement work in the Premises in substantial accordance with the plan or plans (collectively, the "Initial Plan") prepared by Genesis Architecture dated October 10, 1997, and last revised October 10, 1997, a copy or copies is/are attached hereto as Schedule 1. Such work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the "Work." On the date hereof, Tenant has furnished to Landlord such additional plans, drawings, specifications and finish details as Landlord has requested to enable Landlord's architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications, and other details describing the Work which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 7 below) because, in Landlord's reasonable opinion, the work, as described in any such item, or the Additional Work, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Landlord's ability to furnish services to Tenant or other tenants in the Building; (c) might, in Landlord's sole opinion, adversely affect Landlord's ability to re-lease the Premises; (d) would increase the cost of operating the Building; (e) would violate any governmental laws, rules or ordinances (or interpretations thereof); (f) contains or uses hazardous or toxic materials or substances; (g) would adversely affect the appearance of the Building; (h) might adversely affect another tenant's premises; (i) is prohibited by any ground lease affecting the Building or any mortgage or other instrument encumbering the Building or (j) is likely to be substantially delayed because of unavailability or shortage of labor or material necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or the Initial Plan or any other plans, drawings, specifications or other items associated with the Work nor Landlord's performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises.



      2. Working Drawings. If necessary for the performance of the Work and not included as part of the Initial Plan, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Initial Plan and the other plans, drawings, specifications, finished details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 1 above. So long as the Working Drawings are consistent with the Initial Plan, Tenant shall approve the Working Drawing within three (3) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord's approval form then in use, whichever method of approval Landlord may designate.


      3. Performance of the Work; Allowance. Except as hereinafter provided to the contrary, Landlord shall cause the performance of the Work using (except as may be stated or shown otherwise in the Working Drawings) building standard materials, quantities and procedures then in use by Landlord ("Building Standards"). Landlord shall pay for a portion of the "Cost of the Work" (as defined below) in an amount not to exceed $750,296 (the "Allowance"), and Tenant shall pay for the entire Cost of the Work in excess of the Allowance (the "Excess Costs"), currently estimated to be $1,759,721. Tenant hereby agrees that it has had an opportunity to review the Excess Costs and the components thereof and this Work Letter constitutes Tenant's authorization to proceed with the Work, including that portion of the Work to be paid by Tenant as Excess Costs and Tenant agrees to pay the Excess Costs to Landlord as specified in Paragraph 4 below. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Allowance specified above exceeds the Cost of the Work. For purposes of this Agreement, the term "Cost of the Work" shall mean and include any and all costs and expenses of the Work, including, without limitation, the cost of the Initial Plan, the Working Drawings, the cost of an employee of Landlord or Landlord's Managing Agent acting as tenant coordinator/construction manager and all labor (including overtime) and materials constituting the Work.



     4. Payment. On or before November 15, 1997, Tenant will deposit the sum of $500,000 (the "Deposit") with Landlord to partially defray the Cost of the Work. From time to time thereafter, Landlord shall submit to Tenant an American Institute of Architects form G702 signed by Genesis Architecture indicating that portion of the Work for which all or a portion of the Excess Costs are payable for work performed since the date of the last submission, and containing the required attachments specified therein. Landlord shall pay to itself from the Deposit seventy percent (70%) of the amount specified on such draw request. After the Deposit has been fully paid to Landlord as set forth in the preceding sentence, Tenant shall pay to Landlord seventy percent (70%) of the amount requested on any draw request submitted to Tenant within five (5) days after the date such draw request is submitted to Tenant. Landlord and Tenant understand and agree that if Tenant fails to make such payment, Landlord may stop the Work; provided however, that such stoppage will not delay the scheduled commencement date or expiration date of the term of the Lease. If such failure to pay continues to a period in excess of thirty (30) days after submission of any draw request as specified in this paragraph, such failure shall constitute an event of default under the lease and shall entitle Landlord to the exercise of all of its rights and remedies contained therein. In the event, and each time, that any change order by Tenant, unknown field condition, delay caused by acts beyond Landlord's control or other event or circumstance causes the Cost of the Work to be increased after the time that Landlord delivers to Tenant the aforesaid initial statement of the Cost of the Work, Landlord shall deliver to Tenant a revised statement of the total Cost of the Work, indicating the revised calculation of the Excess Costs, if any. Within three (3) days after submission to Tenant of any such revised statement, Tenant shall pay to Landlord an amount equal to the Excess Costs, as shown in such revised statement, less the amounts previously paid by Tenant to Landlord on account of the Excess Costs, and Landlord shall not be required to proceed further with the Work until Tenant has paid such amount. Delays in the performance of the Work resulting from the failure of Tenant to comply with the provisions of this Paragraph 4 shall be deemed to be delays caused by Tenant.



     5. Substantial Completion. Landlord shall cause the Work to be "substantially completed" on or before the scheduled date of commencement of the Term subject to delays caused by strikes, lockouts, boycotts, or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Work or any matter beyond the control of Landlord (or beyond the control of Landlord's contractors or subcontractors performing the Work) and also subject to "Tenant Delays" (as defined and described in Paragraph 6 of this Work Letter). The Work shall be deemed to be "substantially completed" for all purposes under this Work Letter and the Lease if and when Landlord's general contractor issues a written certificate to Landlord and Tenant, certifying that the Work has been substantially completed (i.e., completed except for "punchlist" items listed in such architect's certificate) in substantial compliance with the Working Drawings, or when Tenant first takes occupancy of the Premises, whichever first occurs. If the Work is not deemed to be substantially completed on or before the scheduled date of the commencement of the Term, (a) Landlord agrees to use reasonable efforts to complete the Work as soon as practicable thereafter, (b) the Lease shall remain in full force and effect, (c) Landlord shall not be deemed to be in breach or default of the Lease or this Work Letter as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise), and (d) except in the event of Tenant Delays and notwithstanding anything contained in the Lease to the contrary, the Commencement Date of the Term shall be extended to the date on which the Work is deemed to be substantially completed and the Expiration Date of the Term shall be extended by the number of days by which the Commencement Date was extended together with the number of days required to make the Term expire on the next occurring last day of the month. At the request of either Landlord or Tenant in the event of such extensions in the commencement and expiration dates of the Term, Tenant and Landlord shall execute and deliver an amendment to the Lease reflecting such extensions. Landlord agrees to use reasonable diligence to complete all punchlist work listed in the aforesaid general contractor's certificate promptly after substantial completion.



     6. Tenant Delays. There shall be no extension of the scheduled commencement or expiration date of the Term (as otherwise permissibly extended under Paragraph 5 above) if the Work has not been substantially completed on said scheduled commencement date by reason of any delay attributable to Tenant ("Tenant Delays"), including without limitation:


            (a) the failure of Tenant to furnish all or any plans, drawings, specifications, finished details or other information required under Paragraph 1 above on or before the date stated in Paragraph 1;

            (b) the failure of Tenant to grant approval of the Working Drawings within the time required under Paragraph 2 above;

            (c) the failure of Tenant to comply with the requirements of Paragraph 4 above;

            (d) Tenant's requirements for special worker materials, finishes, or installations other than the Building Standards or Tenant's requirements for special construction staging or phasing;

            (e) the performance of any Additional Work (as defined in Paragraph 7 below) requested by Tenant or the performance of any work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

            (f) any other act or omission of Tenant.

      7. Additional Work. Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings ("Additional Work") and the approval by Landlord of such Additional Work, which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform such Additional Work, at Tenant's sole cost and expense, subject, however, to the following provisions of this Paragraph 7. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, and, concurrently with such statement of cost, Landlord shall also submit to Tenant a proposed tenant extra order (the "TEO") for the Additional Work in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such TEO and shall pay to Landlord the entire cost of the Additional Work within five (5) days after Landlord's submission of such statement and TEO to Tenant. If Tenant fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such 5-day period, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

      8. Tenant Access. Landlord, in Landlord's reasonable discretion and upon request by Tenant, may grant to Tenant a license to have access to the Premises prior to the date designated in the Lease for the commencement of the Term to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant's use and occupancy (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:


            (a) Tenant shall give to Landlord a written request to have such access to the Premises not less than five (5) days prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) copies of all plans and specifications pertaining to Tenant's Pre-Occupancy Work; (ii) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; (iii) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Pre-Occupancy Work; and (iv) assurances of the ability of Tenant to pay for all of Tenant's Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant's Pre-Occupancy Work.


            (b) Such pre-Term access by Tenant and its representatives shall be subject to scheduling by Landlord.

            (c) Tenant's employees, agents, contractors, workers, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord's agents in performing the Work and any Additional Work in the Premises, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall cause or threaten to cause such disharmony or interference, including labor disharmony, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

            (d) Any such entry into and occupancy of the Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, specifically the provisions regarding Tenant's improvements and alterations to the Premises, and excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-Occupancy Work made in or about the Premises or to property placed therein prior to the commencement of the Term, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of the Work or Additional Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event that the performance of Tenant's Pre-Occupancy Work causes extra costs to Landlord or extraordinary use of Building services, Tenant shall reimburse Landlord for such extra cost and/or shall pay Landlord for such elevator service or other Building services at Landlord's standard rates then in effect.

      9. Lease Provisions. The terms and provisions of the Lease, insofar as they are applicable to this Work Letter, are hereby incorporated herein by reference. All amounts payable by Tenant to Landlord hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.

      10. Miscellaneous.

            (a) This Work Letter shall be governed by the laws of the State of Minnesota.

            (b) This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.

            (c) Any person signing this Work Letter on behalf of Tenant warrants and represents he/she has authority to sign and deliver this Work Letter and bind Tenant.

            (d) Notices under this Work Letter shall be given in the same manner as under the Lease.

            (e) The headings in this Work Letter herein are for convenience only.

            (f) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work.

            (g) In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Landlord performs the Work without the necessity of preparing working drawings and specifications, then whenever the term "Working Drawings" is used in this Agreement, such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Landlord.

      11. Limitation of Landlord's Liability. If Landlord is ever adjudged by any court to be liable to Tenant, Tenant specifically agrees to look solely to Landlord's interest in the Phase for the recovery of any judgment from Landlord, it being agreed that none of Landlord, its directors, officers, shareholders, managing agents, employees or agents shall be personally liable for any such judgment. In no event shall Landlord ever be liable to Tenant, Tenant's agents, servants or employees, or to any person or entity claiming by or through Tenant, for any consequential, indirect, special or similar types of damages.

      THIS WORK LETTER AGREEMENT is executed as of the _________ day of _______,
_____.

ST. PAUL PROPERTIES, INC.


By: /s/ [ILLEGIBLE]
   ------------------------------------
   Its: V.P.
       --------------------------------



SAUER SUNDSTRAND CO.


By: /s/ [ILLEGIBLE]
   ------------------------------------
   Its: General Manager
       --------------------------------

                                   SCHEDULE 1

                             Copies of Initial Plan

      The following plans are attached to the lease and made a part hereof:

                       Tenant Floor Plan          A-1
                       Office Floor Plan          A-1.1
                       Interior Elevations        A-1.2
                       Reflected Ceiling Plan     A-2


      NOTE: Plans S-1 & S-2 by McConkey, M11O, M210, M300, M301, M500, M501,
      P100, P110, P111, P200, P210, P300, P301, P500, P900, FP110, E110, E111,
      E112, E113, E210, E211, E212, E300, E400, E401, E500, E600, & E601 by KJWW
      all dated September 22, 1997 are not attached hereto.

                                    EXHIBIT D

                                  Sign Criteria

1. Individual letters shall be the same letter style as used on the Plymouth Business Center freeway monument sign and 1/4" place aluminum and 9" stud mounted in sign band with 1" spacers on south or west wall. Color to be #314 Old Copper. No logos on the sign band.

2. Tenant signage and colors allowed on the front main entrance door only. Signage to be white vinyl lettering except for logo.

3. Tenant identification on rear man doors to be 2" Helvetica white vinyl. On overhead doors, 6" helvetica white vinyl.

4. All signage to be approved by Landlord and the City of Plymouth prior to installation.

MONUMENT SIGNAGE CRITERIA

1.    Maximum signage shall be 96 square feet.

2.    Maximum height shall be 36 feet.

3. If monument sign is constructed, then no signage is allowed on the west wall of the building.

                                    EXHIBIT E

                              [FLOOR PLAN OMITTED]